Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael C. Mulica, as Chief Executive Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

	By:	/s/ MICHAEL C. MULICA
September 6, 2012		Michael C. Mulica Chief Executive Officer

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anne K. Brennan, as Chief Financial Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

	By:	/s/ ANNE K. BRENNAN
September 6, 2012		Anne K. Brennan Chief Financial Officer